Amendment No. 2
to
Services Agreement

Amendment No. 2 is made and entered into as of November 30, 2009 by and between American Realty Capital II, LLC, a Delaware limited liability company (“ARC II”) and Healthcare Trust of America, Inc. (formerly Grubb & Ellis Healthcare REIT, Inc)., a Maryland corporation (the “REIT”).

1. The Effective Date of the Services Agreement (“Agreement”) dated April 3, 2009, as amended, between ARC II and the REIT is changed to January 15, 2010.

2. Except as amended herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Agreement as of the date first above written.

American Realty Capital II, LLC

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President

Healthcare Trust of America, Inc.

By: /s/ Kellie S. Pruitt
Name: Kellie S. Pruitt
Title: Chief Accounting Officer